                                                               EXHIBIT (A)(1)(C)

                              NOTICE OF WITHDRAWAL
                                       OF
                              PREVIOUSLY TENDERED
                     UNITS OF LIMITED PARTNERSHIP INTEREST
                                       OF

                AMERICAN RETIREMENT VILLAS PROPERTIES III, L.P.

TO: P.H. Holdings Inc.
     110 Newport Center Drive
     Suite 200
     Newport Beach, CA 92660
     Fax: (949) 719-1165

Ladies and Gentlemen:

     The following units of limited partnership interest (the "Units") of American Retirement Villas Properties III, L.P. (the "Partnership") previously tendered to C3 Capital, LLC ("C3 Capital") are hereby withdrawn. Unless otherwise indicated under the Section "Number of Units Withdrawn," all Units tendered to C3 Capital are hereby withdrawn. Failure to complete such Section shall be deemed to indicate the intent of the undersigned that all Units tendered to C3 Capital be withdrawn.

                        DESCRIPTION OF UNIT(S) WITHDRAWN
                                      AND
                        SIGNATURE OF LIMITED PARTNER(S)

    All registered holders of limited partnership units must sign exactly as name(s) appear(s) on the Partnership records. See Instruction 3.

    NUMBER OF UNITS WITHDRAWN:
    ---------- (If all Units, leave blank)

X                                           X
-------------------------------------       ------------------------------------
           (Signature of Owner)                   (Signature of Joint Owner)
------------------------------------------  ------------------------------------
                Print Name                               Print Name

Name and Capacity (if other than individuals):
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Title:
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Address:
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(City)                                (State)                              (Zip)

Area Code and Telephone No. (Day): (    )
                                   ---------------------------

                        (Evening): (    )
                                   ---------------------------

                       SIGNATURE GUARANTEE (IF REQUIRED)
                              (SEE INSTRUCTION 4)

Name and Address of Eligible Institution:
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Authorized Signature: X
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Name:
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Title:
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Date:
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

                          INSTRUCTIONS FOR WITHDRAWAL
                                       OF
           PREVIOUSLY TENDERED UNITS OF LIMITED PARTNERSHIP INTEREST
                                       IN
                AMERICAN RETIREMENT VILLAS PROPERTIES III, L.P.

     PLEASE NOTE THAT YOU MAY ONLY WITHDRAW UNITS TENDERED IN AN OUTSTANDING OFFER. ANY UNITS TENDERED IN PRIOR OFFERS AND PAID FOR MAY NOT BE WITHDRAWN.

     1. DELIVERY OF NOTICE OF WITHDRAWAL. If you are withdrawing Units previously tendered pursuant to the offer to purchase, dated October 4, 2001 (the "Offer to Purchase") by C3 Capital, LLC, a California limited liability company ("C3 Capital"), please complete, execute, detach and send in the enclosed ORANGE envelope the attached "Notice of Withdrawal of Previously Tendered Units" of American Retirement Villas Properties III, L.P. ("Notice of Withdrawal"), to:

                               P.H. Holdings Inc.
                            110 Newport Center Drive
                                   Suite 200
                            Newport Beach, CA 92660
                              Fax: (949) 719-1165

     C3 CAPITAL MUST RECEIVE THE NOTICE OF WITHDRAWAL PRIOR TO NOVEMBER 2, 2001, THE WITHDRAWAL EXPIRATION DATE SET FORTH IN THE OFFER TO PURCHASE. A COPY OF THE NOTICE OF WITHDRAWAL SHOULD ALSO BE SENT OR TRANSMITTED TO ALPINE FIDUCIARY SERVICES, INC. C/O GEORGESON SHAREHOLDER COMMUNICATIONS INC., AT P.O. BOX 2065,
S. HACKENSACK, N.J. 07606-2065 (IF BY MAIL), 111 COMMERCE ROAD, CARLSTADT, N.J. 07072, ATTN.: REORG DEPT. (IF BY OVERNIGHT COURIER) OR TO (201) 460-2889 (IF BY
FAX).

     2. INADEQUATE SPACE. If any space provided in the Notice of Withdrawal is inadequate, please list such additional information on a separate schedule and attach the separate schedule to the Notice of Withdrawal.

     3. SIGNATURE ON NOTICE OF WITHDRAWAL. The Notice of Withdrawal must be signed, as applicable, by the person(s) who signed the Offer to Sell Letter relating to the Offer to Purchase, in the same manner as such Offer to Sell Letter was signed. The signatures must correspond exactly with the name(s) as they appear on the Partnership records. If any Units tendered pursuant to the Offer to Purchase are registered in the names of two or more joint holders, all such holders must sign, as applicable, the Notice of Withdrawal. If the Notice of Withdrawal is signed by any trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or others acting in a fiduciary capacity, such persons should so indicate when signing and must submit proper evidence of their authority to act.

     4. GUARANTEE OF SIGNATURES. If the signature was guaranteed on the Offer to Sell, then it must be guaranteed on the Notice of Withdrawal.

     5. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance may be directed to Georgeson Shareholder Communications Inc. at its address and phone number listed below. Additional copies of this Notice of Withdrawal may also be obtained from Georgeson.

                             GEORGESON SHAREHOLDER
                              COMMUNICATIONS INC.
                                17 State Street
                               New York, NY 10004

                     Banks and Brokers Call: (212) 440-9800
                All Others Please Call Toll-Free: (800) 223-2064

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